UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2026

TERRA PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-40496	81-0963486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West 28th Street, 12th Floor

New York New York 10001

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.00% Senior Notes due 2026	TPTA	New York Stock Exchange
7.00% Secured Notes due 2029	TPTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Exchange Offer

On June 30, 2026, Terra Property Trust, Inc., a Maryland corporation (the “Company”), completed the previously disclosed exchange offer for the Company’s 6.00% Senior Notes due June 30, 2026 (the “TPTA Notes”) that expired on June 26, 2026 (the “Exchange Offer”). Pursuant to the Exchange Offer, the Company offered to exchange all validly tendered TPTA Notes for a combination of (i) new 11.00% Senior Secured Notes due July 1, 2027 of the Company (the “Exchange Notes”) and (ii) cash.

The Exchange Offer expired at 5:00 p.m. New York City time, on June 26, 2026, and the final settlement of the Exchange Offer took place on June 30, 2026.

In connection with the Exchange Offer, the Company filed a registration statement on Form S-4 (File No. 333-295631) relating to the issuance of the Exchange Notes with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2026 (as amended from time to time, the “Registration Statement”), which was declared effective by the SEC on June 26, 2026. The Exchange Offer was made pursuant to the terms and conditions set forth in the Registration Statement, which contains a more comprehensive description of the Exchange Offer.

Also, on June 30, 2026, the Company repaid the remaining outstanding principal balance of the TPTA Notes.

Indenture

As previously announced, $36,208,750 of the TPTA Notes were validly tendered and not withdrawn in the Exchange Offer. On June 30, 2026 (the “Issue Date”), the Company issued Exchange Notes with an aggregate principal balance of $27,156,250. The Exchange Notes were issued pursuant to an Indenture (the “Indenture”), dated June 30, 2026, by and between the Company and U.S. Bank Trust Company, National Association, in its capacity as trustee and collateral agent, a copy of which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

The Exchange Notes are the senior secured obligations of the Company to the extent of the value of the Collateral (as defined below) securing the Exchange Notes (subject, as to the Shared Collateral (as defined below), to the terms of the Intercreditor Agreement (as defined in the Indenture)), pari passu in right of payment with the Existing Secured Notes (as defined in the Indenture) (subject to the terms of the Intercreditor Agreement) and all of the Company’s existing and future unsubordinated debt that is not expressly subordinated in right of payment to the Exchange Notes, senior in right of payment to any of the Company’s existing and future debt that is expressly subordinated in right of payment to the Exchange Notes, effectively senior to the Company’s existing and future debt that is unsecured or that is secured by a junior lien on the Collateral, in each case to the extent of the value of the Collateral securing the Exchange Notes (subject, as to the Shared Collateral, to the terms of the Intercreditor Agreement), effectively subordinated to all of the Company’s existing and future debt, guarantees and other liabilities (including trade payables) that are secured by liens on assets that do not constitute a part of the Collateral securing the Exchange Notes to the extent of the value of such assets securing such debt and other liabilities (including with respect to the Supplemental Liquidity Financing (as defined in the Indenture)), and structurally subordinated to all existing and future debt and other liabilities (including trade payables) of any existing and future subsidiaries of the Company. Subject to certain exceptions, the Exchange Notes are secured by a perfected security interest in the Collateral.

As of the Issue Date, the Exchange Notes were not guaranteed by any of the Company’s subsidiaries. Subject to certain exceptions, the Exchange Notes are secured by perfected liens granted by the Company on certain equity interests in the Company’s subsidiaries held by the Company from time to time, as more fully described in the Registration Statement. Subject to certain exceptions described in the Registration Statement, the Company has initially granted liens in the following (collectively with any liens on additional collateral that are granted by the Company from time to time, the “Collateral”): the equity interests the Company holds in (i) Terra East Dallas Industrial, LLC, (ii) Howell Lendco LLC, (iii) Maspen MS I LLC, (iv) Royaltree Lendco, LLC, (v) Terra 370 Lex, LLC, (vi) Terra Driggs, LLC, (vii) Terra Walnut Development, LLC, (viii) Vaspen MS I LLC, (ix) XS Maple LLC, (x) Terra Industrial LLC, (xi) MCM Maxx, LLC, (xii) Terra Mortgage Portfolio I, LLC, (xiii) Terra Income Fund 6, LLC, (xiv) Terra Mortgage Portfolio II, LLC, (xv) TPT Special Subsidiary, LLC, (xvi) University Park Lendco, LLC, (xvii) the newly-created special purpose entity which would be created as part of the Supplemental Liquidity Financing, which holds, directly or indirectly, the capital interests in Boundary Pref LLC, Peachtree Lendco LLC, Fund Financing, LLC, Mavik Revol One Holdings, LLC and New Walnut Member LLC and (xviii) Wonder Group, Inc., and any proceeds in respect of the foregoing (collectively, the “Shared Collateral”). Each of (i) Terra East Dallas Industrial, LLC and Dallas — 11333 Pagemill Owner, LLC, (ii) Howell Lendco LLC, (iii) Terra Mortgage Capital I, LLC and (iv) Terra Mortgage Portfolio II, LLC has initially granted liens on all or substantially all of its assets (collectively, the “Specific Exchange Notes Collateral” and, collectively with the Shared Collateral and any additional collateral a lien is granted on from time to time by the Company or any of its subsidiaries, the “Collateral”). However, the Indenture permits the Company to release the liens on any of the Shared Collateral securing the Exchange Notes (i) in whole, upon a satisfaction and discharge of the indenture, a legal defeasance or a covenant defeasance of the Exchange Notes, (ii) in whole or in part, with the consent of the requisite holders in accordance with the relevant provisions of the Indenture, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Exchange Notes, (iii) as provided in the Intercreditor Agreement, solely as to the Shared Collateral, and (iv) upon a sale or other disposition of the Specific Exchange Notes Collateral and the application of the Net Cash Proceeds (as defined in the Indenture) of such sale or other disposition in accordance with the terms of the Indenture.

The Company will pay interest on the Exchange Notes monthly, on the last day of each month, beginning July 31, 2026. Interest on the Exchange Notes will accrue from June 30, 2026, at a rate of 11.00% per annum. The Exchange Notes will mature on July 1, 2027, unless earlier redeemed or repurchased by the Company in accordance with their terms prior to such date.

The Company is required to redeem the Exchange Notes in whole or in part upon the consummation of certain asset sales, upon the receipt of certain extraordinary receipts, upon the Company’s incurrence of certain senior secured indebtedness, with certain Excess Cash Flow (as defined in the Indenture) amounts, and upon the receipt of proceeds from the repayment of certain assets that secure the Exchange Notes at a redemption price equal to 102% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption.

Prior to July 1, 2027, the Company may elect to redeem the Exchange Notes in whole or in part at any time, or from time to time, at a redemption price equal to 102% of the outstanding principal amount of the Exchange Notes to be redeemed plus accrued and unpaid interest payments otherwise payable thereon for the then-current monthly interest period accrued to, but excluding, the date fixed for redemption.

The Indenture contains certain covenants that, among other things, limit the Company’s ability to: (i) incur certain additional indebtedness; (ii) pay Dividends (as defined in the Indenture) (other than for purposes of maintaining REIT tax status), repurchase Capital Interests (as defined in the Indenture) or pay operating expenses in excess of an agreed upon budget; and (iii) merge or consolidate with another person.

The Indenture does not require the Company to offer to purchase the Exchange Notes in connection with a change of control or any other event.

The Indenture provides for certain events of default, including: (i) the Company’s failure to pay the principal (or premium, if any) of any Exchange Note when due; (ii) the Company’s failure to pay the interest on any Exchange Note when due and such default is not cured within 5 days; (iii) the Company remains in breach of any other covenant with respect to the Exchange Notes for 30 days after receiving a written notice of default stating the Company is in breach; (iv) the occurrence of any of the following: (a) except as permitted by the Indenture, any Security Document (as defined in the Indenture) or the Intercreditor Agreement ceases for any reason to be fully enforceable, in each case, on any material portion of the Collateral purported to be covered thereby; (b) except as permitted by the indenture governing the Exchange Notes, any lien purported to be granted under any Security Document on any material portion of the Collateral ceases to be a valid, enforceable and perfected lien with the priority required by the Security Documents; or (c) the Company, or any person acting on its behalf, denies or disaffirms, in any pleading in any court of competent jurisdiction, any material obligation of the Company’s set forth in or arising under any Security Document; (v) the Company file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization; and (vi) in the case of certain orders or decrees entered against the Company under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days. The events of default are subject to important exceptions and qualifications, as set forth in the Indenture.

Term Loan

On June 29, 2026, Subsidiary Holdings II, LLC (“Subsidiary Holdings”), a Delaware limited liability company and a wholly-owned subsidiary of the Company, entered into a term loan agreement (the “Term Loan Agreement”) with Strategic Yieldco LLC, a Delaware limited liability company, as lender (“Strategic Yieldco”), pursuant to which Strategic Yieldco provided an initial term commitment in an aggregate amount of up to $25 million and Subsidiary Holdings borrowed a term loan in an aggregate amount of $25 million (the “Term Loan”). The proceeds of the Term Loan were distributed by Subsidiary Holdings to the Company as partial funding to repay the TPTA Notes and to pay the cash portion of the Exchange Offer.

Pursuant to the Term Loan Agreement, the Company has guaranteed, on an unsecured and limited recourse basis, certain obligations under such Term Loan Agreement. The Term Loan bears interest at a rate equal to eleven percent (11.00%) per annum, payable in cash in arrears on the last business day of each calendar quarter. In addition, Subsidiary Holdings paid a non-refundable upfront fee equal to four percent (4.00%) of the amount of the Term Loan to Strategic Yieldco.

The Term Loan will mature and become payable on December 29, 2027. The Term Loan is secured by equity interests held by (i) Subsidiary Holdings I, LLC in Subsidiary Holdings, and (ii) Subsidiary Holdings in Fund Financing, LLC, Peachtree Lendco LLC, Boundary Pref LLC, Mavik Revol One Holdings LLC, and New Walnut Member LLC. The Term Loan would also be mandatorily payable, with certain exceptions, to the extent Subsidiary Holdings, or any of its subsidiaries, receives net proceeds in respect of the funds and portfolio investments held by the entities identified in the preceding sentence from (i) any sale, disposition or transfer of any interest, direct or indirect, therein and (ii) dividends and other distributions.

The Term Loan Agreement contains customary covenants with respect to Subsidiary Holdings, which are subject to a number of limitations and exceptions as provided therein, and contains customary events of default, bankruptcy and insolvency, and remedies provisions.

The above description of the Indenture, the Exchange Notes and Term Loan Agreement contained in this Item 1.01 is a summary only and is qualified in its entirety by reference to the Indenture, the Form of Exchange Notes included therein, and the Term Loan Agreement, which are attached hereto as Exhibits 4.1, 4.2, and 10.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
4.1	Indenture, dated as of June 30, 2026, by and between Terra Property Trust, Inc., and U.S. Bank Trust Company, National Association.
4.2	Form of 11.00% Senior Secured Notes due 2027 (included as Exhibit A in Exhibit 4.1 hereto).
10.1	Term Loan Agreement dated June 29, 2026, by and among Subsidiary Holdings II, LLC, as Borrower, Strategic Yieldco LLC, as Lender, and Alter Domus (US) LLC, as Administrative Agent and Collateral Agent
104	Cover Page Interactive Data File (formatted as inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: July 2, 2026	By:	/s/ Gregory Pinkus
	Name:	Gregory Pinkus
	Title:	Chief Financial Officer